SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Mace Security International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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1000 Crawford Place, Suite 400 Mt. Laurel, New Jersey 08054 (856) 778-2300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: December 19, 2003

Time: 10:00 AM, Eastern Time

Location:

Mace Security International, Inc.

Corporate Headquarters

1000 Crawford Place, Suite 400

Mt. Laurel, New Jersey 08054

To Mace Security International, Inc. Stockholders:

We invite you to attend our 2003 Annual Meeting of Stockholders. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Approval and adoption of an amendment to Mace Security International, Inc.’s (“Mace”) Amended and Restated Certificate of Incorporation to implement a staggered board of directors, divided into three classes. If this proposal is approved the directors elected at the 2003 Annual Meeting will be divided into three Classes with Class I being elected for one year, Class II being elected for two years and Class III being elected for three years. At elections after the 2003 Annual Meeting, each Class when standing for election would be elected for a three-year term.

2.	Election of five directors to the Board of Directors for (a) one-year terms, if Proposal 1 above is not approved or (b) staggered terms of one, two and three years for Class I, Class II and Class III directors, if Proposal 1 is approved. The Board has nominated for election Mark S. Alsentzer, Matthew J. Paolino, Burton Segal, Constantine N. Papadakis, Ph.D, and Louis D. Paolino, Jr.

3.	Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to decrease the authorized shares of Common Stock from 100,000,000 to 35,000,000 and decrease the number of authorized shares of Preferred Stock from 10,000,000 to 5,000,000.

4.	Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to provide for a notice requirement that stockholders must satisfy in order to present a proposal for consideration at an annual meeting of stockholders.

5.	Ratification of the Board’s appointment of Grant Thornton LLP as Mace’s independent auditors for fiscal year 2003.

You may vote on these proposals in person by attending the Annual Meeting or by proxy. The attached proxy statement provides details on voting by proxy. If you cannot attend the Annual Meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed self-addressed stamped envelope so that your shares will be represented and voted at the Annual Meeting in accordance with your instructions. Of course, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares.

Only stockholders of record at the close of business on November 12, 2003, can vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

By Order of the Board of Directors,

Mt. Laurel, New Jersey November 20, 2003	Robert M. Kramer Secretary

Certain Relationships and Related Party Transactions	27
Deadline for Stockholder Proposals	28
Mace’s Annual Report	28

Appendix A - Second Restated Certificate of Incorporation	A-1
Appendix B - Amended Audit Committee Charter; Ethics and Corporate Governance
Committee Charter; Compensation Committee Charter and Nominating
Committee Charter	B-1

1000 Crawford Place, Suite 400 Mt. Laurel, New Jersey 08054 (856) 778-2300

PROXY STATEMENT

INTRODUCTION

The Board of Directors is soliciting proxies to be used at the 2003 Annual Meeting of Stockholders of Mace Security International, Inc. (“Mace” or the “Company”). Mace will begin mailing this proxy statement and the enclosed form of proxy to its stockholders on or about November 20, 2003.

The Board of Directors is soliciting your proxy to encourage you to vote on proposals at the Annual Meeting and to obtain your support for the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf, using the accompanying proxy card. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the proxy card in case your plans change. You can always vote in person at the Annual Meeting, even if you have already returned the proxy card.

About This Proxy Solicitation

This proxy solicitation has two parts: the proxy card and this proxy statement.

The Proxy Card The proxy card permits you to vote by proxy, whether or not you attend the Annual Meeting. When you sign the proxy card, you appoint certain individuals as your representatives at the Annual Meeting. They will vote your shares of Mace common stock at the Annual Meeting as you have instructed on the proxy card. If a proposal comes up for a vote that is not on the proxy card, they will vote your shares as they deem appropriate.

This Proxy Statement This proxy statement contains important information for you to consider when deciding how to vote on the proposals. Please read it carefully. It is divided into four sections following this Introduction:

Mace will pay for soliciting these proxies. In addition to use of the mails, Mace’s directors, officers and employees may solicit proxies in person, by telephone, facsimile or by other means, in all cases without additional compensation. Mace will reimburse brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Mace common stock.

About the Annual Meeting

When And Where Mace will hold the Annual Meeting on December 19, 2003, at 10:00 AM, Eastern Time, at Mace Security International, Inc. Corporate Headquarters, 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054.

Quorum Requirement Mace’s bylaws require that a majority of outstanding shares of Mace common stock must be represented at the Annual Meeting, whether in person or by proxy, constituting a quorum in order to transact business. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the Annual Meeting.

The Proposals Stockholders will vote on the following proposals at the Annual Meeting:

•	amendment of the Mace Amended and Restated Certificate of Incorporation to implement staggered director terms;

•	election of five directors;

•	amendment of the Mace Amended and Restated Certificate of Incorporation to decrease the authorized shares of Common Stock and Preferred Stock;

•	amendment of the Mace Amended and Restated Certificate of Incorporation to require notice of stockholder proposals; and

•	ratification of the Board’s appointment of Grant Thornton, LLP as Mace’s independent auditors for fiscal year 2003.

Other Matters There were no stockholder proposals submitted for the Annual Meeting. Neither Mace nor its Board intend to bring any other matters before the Annual Meeting. The Board has no present knowledge that any other matters will be presented by others for action at the Annual Meeting. However, stockholders will be able to vote on any other matters that properly come before the Annual Meeting.

Presence of Independent Auditors Representatives of Grant Thornton LLP, Mace’s independent auditors, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting, if they choose, and they are expected to be available to respond to stockholder questions.

The Stockholders As of the record date of November 12, 2003, there were              shares of Mace common stock issued and outstanding. On December 17, 2002, Mace effected a one-for-two reverse stock split. All stock prices, share amounts, per share information, stock options and stock warrants set forth in this Proxy Statement have been restated to reflect the reverse split, unless otherwise noted. Only stockholders of record at the close of business on November 12, 2003, are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose relating to the Annual Meeting for ten days prior to the meeting during ordinary business hours at Mace’s headquarters located at 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054.

Voting at the Annual Meeting

You are entitled to one vote for each share of Mace common stock that you owned of record at the close of business on November 12, 2003. The presence, in person or by proxy, of the holders of a majority of shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the meeting for purposes of determining whether a quorum exists. Broker non-votes will not affect the outcome of the vote on any matter unless the matter requires the affirmative vote of a majority of the outstanding shares and in such case will have the effect of a vote “against” that matter.

The five nominees for director receiving the highest number of affirmative votes shall be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors. The other proposals require the approval of a majority of all shares of Mace common stock entitled to vote for such proposal that are represented at the Annual Meeting in person or by proxy.

How To Vote Your Shares

You may vote in one of two ways:

•	return your completed, signed and dated proxy card before the Annual Meeting; or

•	cast a written ballot in person at the Annual Meeting (you will need a legal proxy from your stockbroker if you hold your shares in street name).

Voting By Proxy The proxy card has simple instructions. By returning a completed proxy card before the Annual Meeting, you will direct the appointed persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. Gregory M. Krzemien and Ronald R. Pirollo will serve as your proxies for the Annual Meeting. If you complete all of the proxy card except for the voting instructions, then the proxies will vote your shares for the election of the nominated directors, for the ratification of Grant Thornton LLP as Mace’s independent auditors, and for the approval of the amendments to the Amended and Restated Certificate of Incorporation. If any nominee for election to the Board is unable to serve, which is not anticipated, then the designated proxies will vote your shares for any substitute nominee chosen by the Board. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion on such matters.

How To Revoke Your Proxy You may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following means:

•	notifying Mace’s Secretary in writing (notice to be sent to Mace’s executive offices, the address for which is located on the first page of this proxy statement);

•	submitting another proxy card with a later date; or

•	attending the Annual Meeting and voting by written ballot (mere attendance at the Annual Meeting will not by itself revoke your proxy).

THE PROPOSALS

Proposal 1. Amendment of the Amended and Restated Certificate of Incorporation

Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to implement a staggered board of directors, divided into three classes. If this proposal is approved the directors elected at the 2003 Annual Meeting will be divided into three Classes with Class I being elected for one year, Class II being elected for two years and Class III being elected for three years. At elections after the 2003 Annual Meeting, each Class when standing for election would be elected for a three-year term.

The Board of Directors has unanimously approved and is proposing for stockholder approval an amendment to Mace’s Amended and Restated Certificate of Incorporation. The amendment would add an Article Seventh. The text of Article Seventh is set forth in the Second Restated Certificate of Incorporation of Mace Security International, Inc. which is attached as Appendix A to this Proxy Statement. Article Seventh (a) adopts a staggered board of directors, divided into three classes and serving three-year terms with only one class of directors to be elected at each annual meeting of the stockholders, (b) provides for the filling of any vacancies or new positions on the Board of Directors by a majority of the remaining directors, (c) provides procedures that stockholders must follow in order to nominate directors; and (d) provides that the amendment, repeal or adoption of any provision inconsistent with the new Article Seventh may only occur on the affirmative vote of at least two-thirds (2/3) of the outstanding shares of the common stock.

The directors have approved an amendment of Article 3.01 of the Company’s bylaws to be effective upon the approval of Proposal 1. Article 3.01 of the bylaws currently provides for directors to have a one-year term. The amendment of Article 3.01 of the bylaws would provide that each director would have a three-year term, except for directors elected at this 2003 Annual Meeting. The directors elected at this 2003 Annual Meeting would have a one-year term for Class I directors, a two-year term for Class II directors, and a three-year term for Class III directors.

Under existing provisions of the Company’s Amended and Restated Certificate of Incorporation and bylaws, directors of the Company are elected annually for terms of one year. The bylaws currently provide that the number of directors shall be established by the Board by resolution, which number may be increased or decreased by Board resolution, and that vacancies on the Board of Directors may be filled by a majority of the directors then in office.

Section 3.03 of the Company’s bylaws provide that any director may be removed at any time by the unanimous vote of all other directors or as provided in the Company’s Certificate of Incorporation. The Company’s current Amended and Restated Certificate of Incorporation and the Second Restated Certificate of Incorporation do not contain a provision regarding the removal of directors. Where there is no classified board of directors, Delaware law provides that shareholders may remove directors with or without cause by a majority vote. Where there is a classified board of directors, Delaware law provides that shareholders may remove directors only for cause, unless the Certificate of Incorporation otherwise provides. The Second Restated Certificate of Incorporation does not have a provision allowing removal of directors other than for cause. The approval of Proposal 1 would eliminate the right of stockholders to remove directors without cause. If Proposal 1 is approved, the Board of Directors, under Section 3.03 of the Company’s bylaws would be able to remove a director without cause. Removing a director where cause is required is more difficult, unless cause is readily apparent.

Classified Board and Removal of Directors

Article Seventh, Paragraph (a) will divide the directors into three approximately equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year.

To implement the classified board, Article Seventh, Paragraph (a) provides that Class I, Class II and Class III directors to be elected at the 2003 Annual Meeting will have terms of one year, two years and three years, respectively. See Proposal 2, “Election of Directors”, below. If Proposal 1 is adopted, Class I directors elected at the 2003 Annual Meeting will hold office until the 2004 annual meeting; Class II directors elected at the 2003 Annual Meeting will hold office until the 2005 annual meeting; and Class III directors elected at the 2003 Annual Meeting would hold office until the 2006 annual meeting; and, in each case, until their successors are duly elected and qualified or until earlier death, resignation or removal. At each annual meeting commencing with the 2004 annual meeting, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, after 2003, shareholders will elect only one class of the directors at each annual meeting. Each director will serve until a successor is elected and qualified or until earlier death, resignation or removal. Delaware law provides that the certificate of incorporation of a corporation may provide that the directors be divided into one, two or three classes, the terms of office of the directors initially classified to be as follows: the first class to expire at the annual meeting of shareholders next ensuing, the second class one year thereafter and the third class two years thereafter. The number of directors to be elected at the 2003 Annual Meeting is five. The Board of Directors presently has no plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of directors.

For information regarding the nominees for election to the Board of Directors at the 2003 Annual Meeting and the class of directors in which each director will initially serve, if Proposal 1 is adopted, see Proposal 2 “Election of Directors”.

Where there is a classified board of directors, Delaware law provides that shareholders may remove directors only for cause, unless the Certificate of Incorporation otherwise provides. The Second Restated Certificate of Incorporation does not have a provision allowing the removal of directors without cause. The approval of Proposal 1 would have the effect of allowing stockholders to remove directors only for cause.

Advantages of a Classified Board and Removal only for Cause. The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board will be enhanced. While management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only one class of the directors will be subject to election each year.

The amendment would significantly extend the time required to make any change in control of the Board and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board can be made by the holders of a majority of the Company’s shares of common stock at a single annual meeting. Under the proposed amendment, it will take at least two annual meetings for such stockholders to make a change in control of the Board, since only a minority of the directors will be elected at each meeting. Staggered terms would guarantee that approximately two-thirds of the directors, or more, at any one time have at least one year’s experience as directors of the Company.

One method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and then using its voting power to remove the existing directors. Requiring cause in order to remove a director would defeat this strategy. Potential takeover bidders will therefore be more likely to negotiate with the existing Board regarding a change of control. The Board believes that the adoption of Article Seventh would properly condition a director’s continued service upon his ability to serve rather than his position relative to a dominant stockholder.

Disadvantages of a Classified Board and Removal only for Cause. The Amendment will make it more difficult for stockholders to change the composition of the Board even if stockholders believe such a change would be desirable. Also, because of the additional time required to change control of the Board, the Amendment will tend to perpetuate incumbent management. Since the Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers which stockholders might feel would be in their best interests. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The Amendment could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market price of the Company’s stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. In addition, the Amendment could decrease the market price of the Company’s common stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

Preventing stockholders from removing directors without cause will make the removal of any director more difficult, even if such removal is believed by the stockholders to be in their best interests. If the amendment with respect to classification of the Board is approved, stockholders will not have the ability to remove a director at will. If stockholders could remove directors without cause, directors might be less responsive to stockholders.

The proposed Article Seventh has the effect of permitting removal of directors only for “cause.” While what constitutes “cause” has not been conclusively established by the Delaware courts, actions such as embezzlement, disclosure of trade secrets, or other violations of fiduciary duty have been found to constitute cause for removal. Courts have indicated that the desire to take over management of a company or the failure to cooperate in management’s plans for a company do not constitute cause for removal.

Stockholders seeking to remove a director for cause could be forced to initiate a lawsuit to clarify the exact meaning of “cause,” which could be costly and time-consuming. Stockholders should recognize that the Amendment will make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of a majority of the Company’s outstanding shares, cause for such removal may exist. Moreover, the proposed Amendment may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

Filling Vacancies

The proposed Article Seventh, Paragraph (b) provides that vacancies on the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Persons so elected to fill a vacancy on the Board would hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. Any decrease in the number of directors constituting the Board of Directors shall not shorten the term of any incumbent director.

Advantages of Provision Concerning Filling Vacancies. Currently, Article 3.02 of the bylaws permits the directors to fill vacancies on the Board of Directors. Directors being empowered to fill vacancies is a deterrent to the strategy of removing existing directors and replacing them with persons chosen by the takeover bidder. The amendment is consistent with, and supportive of, the concept of a classified board in that it tends to moderate the pace of change in the Board of Directors. The Board believes that the amendment will help ensure that the elected directors will serve out their terms. The provision is intended to provide stability within the management and organization of the Company by vesting the power to fill vacant positions solely in the elected representatives of the stockholders. It will prevent a third party seeking majority representation on the Board from obtaining such representation simply by enlarging the Board and then filling the new directorships with its own nominees.

The proposed Amendment is in accordance with the General Corporation Law of the State of Delaware which provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, unless the Certificate of Incorporation or bylaws provide otherwise.

Disadvantages to Provision Concerning Filling Vacancies. The proposed Amendment eliminates any stockholder power to fill vacancies or newly created positions on the Board of Directors. The proposed Amendment would render more difficult, and may discourage, an attempt to acquire control of the Company without the approval of the Company’s management. By allowing the Board to fill vacancies, the proposed Amendment may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

Notice Requirement for Nominations of Directors by Stockholders

The Proposed Article Seventh, Paragraph (c), provides that, subject to any existing rights of holders of Preferred Stock then outstanding, only persons who are nominated in accordance with the procedures specified in Article Seventh, Paragraph (c) are eligible for election as directors. Such nominations may be made at a meeting of the stockholders by, or at the direction of, the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting, provided such stockholder has complied with the notice procedures. Written notice of a stockholder nomination must be made to the Secretary of the Company not less than 60 days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. If, however, less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. This notice must set forth the name, age, business address and residence address of the person being nominated, that person’s principal occupation or employment, the class and number of shares of capital stock of the Company which are beneficially owned by that person and any other information required to be disclosed under the rules of the United States Securities and Exchange Commission. The notice must also include the name and the address of the stockholder presenting the nomination and the class and number of shares of the Company’s stock which are beneficially owned by that person on the date of the stockholder notice. Other relevant information may also be requested by the Company. The validity of the notice will be determined by the presiding officer at the annual meeting.

Advantages of a Notice Requirement for Nominations of Directors by Stockholders. Without this Amendment, a stockholder could nominate any person for election as a director, without prior notice to the Board or other stockholders, at any meeting called for the purpose of electing directors. The advance notice requirement, by preventing stockholder nominations from the floor at an annual meeting of stockholders, affords the Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent it deems it necessary or desirable, to inform stockholders about such qualifications. This provision, it is believed, will further the objective of the Board to identify candidates who have the character, education, training, experience and proven accomplishments that give promise of significant contribution to the responsible and profitable conduct of the Company’s business. The Board believes that it is advantageous to be able to consider in advance the qualification of any proposed nominee, as opposed to being confronted with a surprise nomination at or shortly before a meeting of stockholders.

Disadvantages to a Notice Requirement for Nominations of Directors by Stockholders. Although the Amendment does not give the Board any power to approve or disapprove stockholder nominations for directors, it will preclude stockholder nominations if proper procedures are not followed. Although the Board does not believe that the proposed amendment will have a significant impact on any attempt by a third party to obtain control of the Company, it is possible that it may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, or otherwise attempting to obtain control of the Company or effect a change in management, without regard to whether this would be beneficial to the Company and its stockholders.

Requirement of a Two-thirds ( 2/3) Shareholder Vote to Amend or Repeal Article Seventh

Proposed Article Seventh, Paragraph (d) requires that in order to amend, repeal or adopt any provision inconsistent with Article Seventh the affirmative vote of at least two-thirds ( 2/3) of the outstanding shares of common stock of the Company shall be required.

Advantages of Provision Concerning Requirement of Two-thirds ( 2/3) Vote. Under the General Corporation Law of the State of Delaware, amendments to the Certificate of Incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its Certificate of Incorporation which require a greater vote than the vote otherwise required by law for any corporate action. With respect to such supermajority provisions, the Delaware law requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote.

Disadvantages to Provision Concerning Requirement of Two-thirds ( 2/3) Vote . The requirement of an increased stockholder vote is designed to prevent a person holding or controlling a majority, but less than two-thirds ( 2/3), of the shares of the Company from avoiding the requirements of the proposed amendments by simply repealing them.

Existing Anti-Takeover Devices

The current Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). If Proposal 3 is approved the authorized Preferred Stock will be reduced to 5,000,000 shares. Preferred Stock can be issued by the Board in one or more series, none of which has been reserved or issued. The Board of Directors is authorized, without any further action by the stockholders, to determine the powers, preferences, and any other rights, and the qualifications, limitations and restrictions of any series and the designation of the Preferred Stock. Pursuant to the authority granted by this provision, the Board of Directors may designate a series of preferred stock in connection with adopting a stockholders’ rights plan commonly known as a “poison pill.” Stockholders’ rights plans are designed to encourage potential acquirers to negotiate with a company’s board of directors to preserve for stockholders the value of a company in the event of a takeover attempt, particularly if the common stock of the company is trading at prices substantially less than the company’s long-term value. Rights plans reduce the likelihood that a potential acquirer who is unwilling to pay a market premium that a company’s board of directors determines is sufficient will attempt to acquire stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactics.

The Board of Directors has not adopted a stockholders’ rights plan. If the Board does approve and adopt a rights plan, it would discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make these actions more difficult to accomplish. A rights plan would have an even greater anti-takeover effect assuming that the Amendment set forth in Proposal 1 is approved. Together with the creation of a staggered board of directors, a rights plan would ensure that in the case of an unsolicited takeover offer, the Company and its stockholders would be protected from takeover attempts, or the acquisition of a substantial block of equity on terms which may be less favorable to its stockholders generally than would be available in transactions negotiated with and approved by the Board of Directors.

Provisions Under Delaware Law. Section 203 of the Delaware General Corporation Law, which is applicable to the Company, may be deemed to have certain anti-takeover effects by prescribing certain voting requirements in instances in which there is a transaction between a publicly held Delaware corporation and an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) during the three-year period following the time such person became an interested stockholder.

In addition, although Section 214 of the Delaware General Corporation Law provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, Mace’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of Mace’s common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

Except for the filing of the Amendment to the Amended and Restated Certificate of Incorporation and the adoption of the amendment to the bylaws, both as discussed above, the Board of Directors has no current intention to otherwise adopt any other anti-takeover measures, although the Board of Directors may determine to adopt one or more of such measures at a later date. If the amendments to our Amended and Restated Certificate of Incorporation are not approved, the term of office of our directors will not change and the current provisions of our Amended and Restated Certificate of Incorporation and bylaws will continue to govern.

Effect of Article Seventh

The adoption of Article Seventh would make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company’s common stock or a change in control of the Board and could thus have the effect of entrenching incumbent management. At the same time, Article Seventh would serve to ensure that the Board and management, if confronted by a surprise proposal from a third party who has acquired a block of the

Company’s common stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders.

The Article Seventh Amendments are being presented to stockholders for their adoption as a single proposal. As discussed above, the Board of Directors believes that Article Seventh, taken together, would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company’s Board of Directors without the support of the incumbent Board. Adoption of the amendments may have significant effects on the ability of stockholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board.

The accumulation of substantial stock positions in public companies by third parties is often a prelude to proposing a takeover or a restructuring or sale of all or part of a company or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to or consultation with management or the directors of such a company. In many cases, the purchaser seeks representation on the company’s board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company’s board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors, or to obtain control by electing its nominees to a majority of the directorships.

The Board of Directors of the Company believes that if such a purchaser were to purchase a significant or controlling interest in the Company, its ability to remove the Company’s directors and obtain control of the Board and thereby to remove the Company’s management would severely curtail the Company’s ability to negotiate effectively with such purchaser. The threat of obtaining control of the Board would deprive the Board of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken.

The proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company’s management and Board of Directors. Article Seventh, if adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the amendments may discourage accumulations of large blocks of the Company’s stock, adoption of the amendments could tend to reduce the temporary fluctuations in the market price of the Company’s common stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their shares at a temporarily higher market price. Article Seventh would also make it more difficult for the Company’s stockholders to replace the Board or management even if a majority of the stockholders believe such replacement to be in the best interests of the Company. As a result, the amendments, if adopted, would tend to perpetuate the incumbent Board and management.

The Board of Directors of the Company is asking stockholders to consider and adopt Article Seventh in order to discourage the types of transactions described above, which involve an actual or threatened change of control of the Company. The proposed amendments are designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Company’s outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Board believes that adoption by stockholders of Article Seventh will serve to encourage any person intending to attempt such a takeover or restructuring to first try to negotiate with the Board and management of the Company and that the Board and management will therefore be better able to protect the interest of all stockholders.

Article Seventh is contained in the Second Restated Certificate of Incorporation which is set forth in Appendix A to this proxy statement. If approved by the stockholders of Mace, the Second Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware on or about December 19, 2003.

The Board of Directors recommends that you vote FOR Proposal 1.

Proposal 2. Election of Directors

Election of five directors to the Board of Directors for (a) one-year terms, if Proposal 1 is defeated, or (b) for staggered terms of one year for Class I, two years for Class 2 and three years for Class III directors if Proposal 1 is approved.

Nominees
Class I (one-year term):	Mark S. Alsentzer
Class II (two-year term):	Matthew J. Paolino and Burton Segal
Class III (three-year term):	Louis D. Paolino, Jr. and Constantine N. Papadakis, Ph.D.

About the Nominees

Louis D. Paolino Jr., Mark S. Alsentzer, Matthew J. Paolino, Constantine N. Papadakis, Ph.D, and Burton Segal currently serve on the Board of Directors. Each nominee indicated that he will serve on the Board if elected. Biographical information for each nominee appears below.

CLASS I (One-Year Term)

Mark S. Alsentzer
Age:	48
Director Since:	December 15, 1999
Principal Occupation:
December 1996-Present	Chairman of the Board, President and Chief Executive Officer of US Plastic Lumber Corporation (a plastic lumber and recycling company)
Recent Business Experience:
1992-December 1996	Vice President of Republic Environmental Systems, Inc. (an environmental services company)
Other Directorships:	US Plastic Lumber Corporation

CLASS II (Two-Year Term)

Matthew J. Paolino
Age:	39
Director Since:	July 1, 1999
Principal Occupation:
July 1, 1999-Present	Vice President of Risk Management and Asset Management of Mace
1994-Present	President of Premier Concrete, Inc. (a general contractor)
Recent Business Experience:
1996-December 1998	Vice President of Risk Management, Asset Management and Special Waste Divisions of Eastern Environmental Services, Inc. (a waste management company)
Other Information:	Mr. Paolino is the brother of Louis D. Paolino, Jr., Mace’s Chairman of the Board, President and Chief Executive Officer
Burton Segal
Age:	60
Principal Occupation:
1973-Present	Principal in the accounting firm of Burton Segal & Co., Certified Public Accountants

CLASS III (Three-Year Term)

Louis D. Paolino, Jr.
Age:	47
Director Since:	May 24, 1999
Principal Occupation:
May 24, 1999-Present	President and Chief Executive Officer of Mace
July 1, 1999-Present	Chairman of the Board of Mace
Recent Business Experience:
June 1996-December 1998	Chairman of the Board, President and Chief Executive Officer of Eastern Environmental Services, Inc. (a waste management company)

Constantine N. Papadakis, Ph.D.
Age:	57
Director Since:	May 24, 1999
Principal Occupation:
1995-Present	President of Drexel University
Recent Business Experience:
1986-1995	Dean of the College of Engineering, Geier Professor of Engineering Education and Professor of Civil Engineering at the University of Cincinnati
Other Directorships:	The Philadelphia Stock Exchange, Corcell, Inc., the Judicial Council of the Supreme Court of Pennsylvania, the Opera Company of Philadelphia, the National Commission for Cooperative Education, the University City Science Center, the Ben Franklin Technology Center and the World Trade Center of Greater Philadelphia

The Board of Directors recommends that you vote FOR the election of Mark S. Alsentzer, Matthew J. Paolino, Burton Segal, Louis D. Paolino, Jr. and Constantine N. Papadakis, Ph.D. to Mace’s Board.

Proposal 3. Amendment of the Amended and Restated Certificate of Incorporation

Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100,000,000 to 35,000,000 and decrease the number of authorized shares of Preferred Stock from 10,000,000 to 5,000,000.

The Board of Directors has unanimously approved and is proposing for stockholder approval an amendment to Mace’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100,000,000 to 35,000,000 and decrease the number of authorized shares of Preferred Stock from 10,000,000 to 5,000,000.

The Board of Directors is in favor of Proposal 3 for the following reasons:

•	The Board of Directors does not foresee a need in the near term to issue numbers of shares approaching the amounts that are currently authorized and unissued; and

•	Reducing the number of authorized shares will significantly reduce the amount of the franchise tax payable by Mace to the state in which it is incorporated.

The approval and adoption of the amendment set forth in the first sentence of Article Fourth in the Second Restated Certificate of Incorporation will not affect in any way the validity of currently outstanding stock certificates and will not require you to surrender or exchange any stock certificates that you currently hold. The rights of the Company’s stockholders will not be affected by the decrease in the number of authorized shares of Common Stock and Preferred Stock.

The decrease in the authorized stock is set forth in the first sentence of Article Fourth of the Second Restated Certificate of Incorporation, attached as Appendix A to this proxy statement. If approved by the stockholders of Mace, the change to the first sentence of Article Fourth contained in the Second Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware on or about December 19, 2003.

The Board of Directors recommends that you vote FOR Proposal 3.

Proposal 4. Amendment of the Amended and Restated Certificate of Incorporation

Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to provide for a notice requirement that stockholders must satisfy in order to present a proposal for consideration at an annual meeting of stockholders.

The Board of Directors recommends that the Company’s Amended and Restated Certificate of Incorporation be amended to add an Article Eighth, which provides that the only business that may be conducted at any annual meeting of the stockholders is business that has been brought before the annual meeting by, or at the direction of, the majority of the directors or by any stockholder of the Company who provides timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. If, however, less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of scheduled annual meeting was mailed or the day on which such public disclosure was made. The stockholder’s notice to the Secretary must set forth in writing each matter the stockholder proposes to bring before the annual meeting including: a brief description thereof and the reasons for conducting such business at the annual meeting; the names and addresses, as they appear on the corporate books, of stockholders supporting such proposal; the class and number of shares of the Company’s stock which are beneficially owned by the supporting stockholders on the date of the presenting stockholder’s notice; and any financial interest of the presenting stockholder in such proposal. The determination as to whether the notice provisions have been met will be made by the presiding officer at the annual meeting. This provision applies only to new business and not to other reports of officers, directors, or committees of the Board of Directors.

At the present time neither the Amended and Restated Certificate of Incorporation nor the bylaws of the Company specify what business may be conducted at an annual meeting. Therefore, any business may be conducted that is specified in the notice of annual meeting or that is properly brought before the meeting. A determination as to whether business (other than as specified in the notice of meeting) is properly before a meeting would generally be made by the Chairman of the meeting at the time any such business was presented.

Advantages of Provision Concerning Notice Requirements for Shareholder Proposals. The proposed amendment provides an orderly procedure for the notification of the Board of Directors of business which is to be presented at stockholders’ meetings. This will enable the Board of Directors to plan such meetings and also, to the extent it deems it necessary or desirable, to inform the stockholders, prior to the meeting, of any new business that will be presented at the meeting. The Board will also be able to make a recommendation or statement of its position so as to enable stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Company as to the disposition of any such business. The proposed amendment does not give the Board any power to approve or disapprove the business that stockholders desire to be conducted at the meeting, but it does provide for a more orderly procedure for conducting the meeting.

Disadvantages to Provision Concerning Notice Requirements for Shareholder Proposals. The proposed Amendment may limit to some degree the ability of stockholders to initiate discussion at a stockholders’ meeting. It will also preclude the conducting of business at a particular meeting if the proper notice procedures have not been followed. Nothing in the proposed amendment precludes discussion by any stockholder of any business properly brought before the annual meeting.

The provision requiring notice for stockholder proposals is set forth in Article Eighth of the Second Restated Certificate of Incorporation, attached as Appendix A of this proxy statement. If approved by the shareholders of Mace, Article Eighth will become effective upon its filing with the Secretary of State of the State of Delaware on or about December 19, 2003.

The Board of Directors recommends that you vote FOR Proposal 4.

Proposal 5. Ratification of the Board’s appointment of Independent Auditors

Ratification of the Board’s appointment of Grant Thornton LLP as Mace’s independent auditors for fiscal year 2003.

The Audit Committee of the Board of Directors selects the independent public accountants to audit Mace’s books of account and other corporate records. The Audit Committee’s selection of Grant Thornton LLP to audit Mace’s books of account and other corporate records for 2003, which has been approved by the Board of Directors, is being submitted to you for ratification.

About Prior Audits

The rules and regulations of the Securities and Exchange Commission require Mace to make the following disclosures to you:

The reports of Grant Thornton LLP on Mace’s consolidated financial statements for the fiscal years ended December 31, 2002, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, or modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the last three fiscal years, there have been no disagreements between Mace and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to refer to any such disagreements in their report on Mace’s consolidated financial statements for such years.

Presence of Independent Auditors

Representatives of Grant Thornton LLP will be at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of Grant Thornton LLP as Mace’s independent auditors for fiscal year 2003.

ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

About the Board and its Committees

Mace’s Board is currently comprised of seven directors: Louis D. Paolino, Jr., Dr. Constantine Papadakis, Ph.D., Mark S. Alsentzer, Matthew J. Paolino, Burton Segal, Jon E. Goodrich and Robert M. Kramer. Robert M. Kramer and Jon E. Goodrich have not been nominated by the Board for re-election at the 2003 Annual Meeting. Mr. Segal was appointed by the Board as a director on October 21, 2003 to fill the vacancy created by the resignation of Richard B. Muir.

At a Board meeting held on September 26, 2003, the Board voted to decrease the size of the Board to five directors, effective with the election of directors at the 2003 Annual Meeting. At the September 26, 2003 Board meeting the directors also voted to adopt Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines are attached to this Proxy Statement as Appendix B. The Corporate Governance Guidelines provide that a majority of the Company’s directors should be independent, as established by the rules of the NASDAQ Stock Market, and set forth other corporate governance requirements. A majority of the Company’s directors will be independent under these rules if all of the nominees are elected at the 2003 Annual Meeting. The Corporate Governance Guidelines also establish that the Board shall have an Audit Committee, a Compensation Committee, a Nominating Committee and an Ethics and Corporate Governance Committee. The Charters for each of the required Committees are attached to this Proxy Statement as Appendix B.

Mace’s Board held six formal meetings during 2002. During 2002, all directors, other than Mark S. Alsentzer and Dr. Constantine N. Papadakis, Ph.D., attended at least 93% of Mace’s Board meetings and the meetings of the committees of the Board on which they served. Mark S. Alsentzer and Dr. Constantine N. Papadakis, Ph.D., attended 58% and 71%, respectively, of Mace’s Board meetings and meetings of the committees of the Board on which they served. Mace’s Board has standing Audit, Compensation, and Acquisition Committees. The following chart describes the composition and functions of those Committees.

BOARD COMMITTEES

Committee	Members	No. of Meetings Held in 2002	Functions

Audit	Mark S. Alsentzer* Constantine N. Papadakis, Ph.D. Richard B. Muir	6

•      Recommends selection of independent auditors to the Board.

•      Confers with independent auditors and internal personnel on the scope of auditors’ examinations.

•      Reviews internal controls and procedures.

•      Reviews related party transactions.

Compensation	Constantine N. Papadakis, Ph.D.* Richard B. Muir Louis D. Paolino, Jr.	2	• Recommends executive compensation. • Administers Mace’s Nonqualified Stock Option Plan. • Administers Mace’s 1999 Stock Option Plan.

Acquisition	Louis D. Paolino, Jr.* Robert M. Kramer Matthew J. Paolino	1	• Reviews and approves acquisitions having a value of $5,000,000 or less. • Reviews and approves loans and financing arrangements having a value of $5,000,000 or less.

*	Designates Chairman of Committee

Director Compensation

Mace does not pay fees to directors, but pays non-employee directors reasonable travel and out-of-pocket expenses relating to their attendance at meetings.

On October 18, 2000, Mace granted options to purchase 10,000 shares of Mace common stock at $2.563 per share to each of Mace’s outside directors, Richard B. Muir, Mark S. Alsentzer and Constantine N. Papadakis, Ph.D., for their service on the Board of Directors during 2000. Additionally, on October 18, 2000, Mace granted options to purchase 5,000 shares of Mace common stock at $2.563 per share to each of Mace’s directors, Louis D. Paolino, Jr., Robert M. Kramer, Matthew J. Paolino, Jon E. Goodrich, Richard B. Muir, Mark S. Alsentzer and Constantine N. Papadakis, Ph.D., for agreeing to serve on the Board of Directors for 2001. Additionally, on April 4, 2002, Mace’s outside directors, Richard B. Muir, Mark S. Alsentzer and Constantine N. Papadakis, Ph.D., were each granted options to purchase 12,500 shares of Mace common stock at $2.36 per share for their service on the Board of Directors in 2002.

Executive Officers and Directors

Set forth below is certain information concerning the executive officers and directors of Mace.

Name	Age	Position
Louis D. Paolino, Jr.	47	Chairman of the Board, President, and Chief Executive Officer
Robert M. Kramer	51	Director, Chief Operating Officer, Executive Vice President, General Counsel, and Secretary
Gregory M. Krzemien	44	Chief Financial Officer and Treasurer
Ronald R. Pirollo	44	Chief Accounting Officer and Corporate Controller
Jon E. Goodrich	58	Director, General Manager of Consumer Products Division
Matthew J. Paolino	39	Director and Vice President
Mark S. Alsentzer	48	Director
Burton Segal	60	Director
Constantine N. Papadakis, Ph.D	57	Director

Compensation of Certain Executive Officers

The following table provides summary information concerning cash and certain other compensation paid or accrued by Mace to or on behalf of Mace’s Chief Executive Officer and each of the other most highly compensated executive officers of Mace whose compensation exceeded $100,000 (the “Named Executive Officers”) for the three years ended December 31, 2002, 2001, and 2000.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Positions	Fiscal Years Ended December 31	Annual Compensation		Long-term Compensation Awards: Securities Underlying Options (#)
		Salary	Bonus

Louis D. Paolino, Jr.,	2002	$320,000	—	87,500
Chairman of the Board, President	2001	$320,000	—	—
and Chief Executive Officer	2000	$320,001	—	5,000

Robert M. Kramer,	2002	$151,202	—	37,500
Executive Vice President,	2001	$137,500	—	50,000
Chief Operating Officer, General Counsel and Secretary	2000	$125,000	—	5,000

Gregory M. Krzemien,	2002	$131,596	—	37,500
Chief Financial Officer and	2001	$121,000	—	50,000
Treasurer	2000	$110,001	—	—

Ronald R. Pirollo,	2002	$117,615	—	15,000
Chief Accounting Officer	2001	$112,500	—	30,000
and Controller	2000	$91,845	$10,000	5,000

(1)	The columns captioned “Annual Compensation – Other Annual Compensation,” “Long-Term Compensation – Restricted Stock Awards,” “LTIP Payouts,” and “All Other Compensation” have been omitted because, in the first case, none of the Named Executive Officers received other annual compensation exceeding either $50,000 or 10% of such officer’s total annual salary and bonus and, in the other cases, because the Company (i) made no restricted stock awards, (ii) maintained no long-term incentive plan, and (iii) paid no other compensation to the Named Executive Officers, in each case during the three fiscal years ended December 31, 2002. Additionally, the Company has not issued any stock appreciation rights (SARs) in any of the past three years.

Equity Compensation Plan Information

Stock options are issued periodically to employees at an exercise price of no less than the then current market price of the common stock and generally expire ten years from the date of grant. Allocation of available options and vesting schedules are at the discretion of the Compensation Committee and are determined by potential contribution to, or impact upon, the overall performance of the Company by the executives and employees. Stock options are also issued periodically to members of the Board of Directors. These options may have similar terms as those issued to officers or may vest immediately. The purpose of the Stock Option Plan, which has been approved by the stockholders of the Company, is to provide a means of performance-based compensation in order to provide incentive for the Company’s employees. Warrants have been issued in connection with the purchase and sale of certain businesses and to a director. The terms of the warrants have been established by the Board of Directors of the Company. Certain of the warrants have been approved by stockholders.

The following table sets forth certain information regarding the Company’s Stock Option Plan and warrants as of December 31, 2002.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,938,266	$4.78	6,267,987
Equity compensation plans not approved by stockholders	274,550	$9.11	N/A

Option and Warrant Grants in Last Fiscal Year

The following table sets forth certain information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

(Individual Grants)

	Number of Securities Underlying Options Granted (2)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Louis D. Paolino, Jr.	87,500	31.3%	$2.36	4/4/12	$129,867	$329,108
Gregory M. Krzemien	37,500	13.4%	$2.36	4/4/12	$55,650	$141,038
Robert M. Kramer	37,500	13.4%	$2.36	4/4/12	$55,650	$141,038
Ronald R. Pirollo	15,000	5.4%	$2.36	4/4/12	$22,260	$56,415

(1)	The Company granted options and warrants to employees to purchase a total of 279,500 shares of common stock during the fiscal year ended December 31, 2002. All of these grants were made at fair market value.

(2)	Options vest at the rate of 1/3 at date of grant and 1/3 on each of the next two annual anniversary dates from date of grant.

Aggregated Option and Warrant Exercises in Last Fiscal Year

The following table sets forth certain information regarding stock options held by the Named Executive Officers during the fiscal year ended December 31, 2002, including the number and value of exercisable and unexercisable stock options as of December 31, 2002. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2002. In-the-money options are those for which the fair market value of the underlying securities exceeds the exercise price of the option. The closing transaction price of the Company’s common stock on December 31, 2002 was $2.09 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End 2002		Value of Unexercised In-the-money Options/SARs at Fiscal Year End 2002
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Louis D. Paolino, Jr.	34,167	58,333	$—	$—
Gregory M. Krzemien	112,500	37,500	$26,813	$8,938
Robert M. Kramer	129,420	63,080	$26,813	$8,938
Ronald R. Pirollo	54,375	20,625	$16,088	$5,363

Employment Agreements

Louis D. Paolino, Jr., Employment Agreement

Mace currently employs Louis D. Paolino, Jr., as its President and Chief Executive Officer under a three-year employment agreement dated August 12, 2003. The principal terms of the employment agreement include: annual salary of $400,000; a car allowance not to exceed $1,500 per month, provision of certain medical and other employee benefits; prohibition against competing with Mace during employment and for a three-month period following a termination of employment; and a $2,500,000 payment in the event that Mr. Paolino’s employment is terminated for certain reasons set forth in the employment agreement. The termination payment is not due in the event of termination due to death or disability or certain prohibited conduct, as more fully set forth in the employment agreement. The termination payment is due if Mr. Paolino is terminated for unsatisfactory job performance. The employment agreement entitles Mr. Paolino to a $2,500,000 change-of-control bonus.

Other Executive Employment Agreements

The primary terms of the employment agreements for Robert M. Kramer, Gregory M. Krzemien, and Ronald R. Pirollo expired on March 26, 2003. Messrs. Kramer and Krzemien are working on a month-to-month, at-will basis. Mr. Pirollo or the Company may terminate Mr. Pirollo’s employment at any time. Under the prior employment agreements, Mace granted to each of these executive officers options to purchase shares of Mace common stock at $5.375 per share that vest over a period of four years. The table below discloses the current salary and initial option grants for these executive officers.

Name	Office	Current Annual Salary	Initial Option Grant
Robert M. Kramer	Chief Operating Officer, Executive Vice President, General Counsel, and Secretary	$156,250	100,000
Gregory M. Krzemien	Chief Financial Officer and Treasurer	$135,500	62,500
Ronald R. Pirollo	Chief Accounting Officer and Controller	$119,500	25,000

Biographical Information for Non-Director Executive Officers

Set forth below is certain biographical information about the executive officers of Mace who are not nominees to the Board:

Robert M. Kramer
Age:	51
Director Since:	July 1, 1999
Principal Occupation:
May 24, 1999-Present	Executive Vice President, General Counsel, and Secretary of Mace
September 2000-Present	Chief Operating Officer of Mace
Recent Business Experience:
1989-August 2000	Sole shareholder of Robert M. Kramer & Associates, P.C.
June 1996-December 1998	Executive Vice President, General Counsel, and Secretary of Eastern Environmental Services, Inc. (a waste management company)

Gregory M. Krzemien
Age:	44
Principal Occupation:
May 24, 1999-Present	Chief Financial Officer and Treasurer of Mace
Recent Business Experience:
August 1992-December 1998	Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc.

Ronald R. Pirollo
Age:	44
Principal Occupation:
July 1, 1999-Present	Chief Accounting Officer and Controller of Mace
Recent Business Experience:
July 1997-December 1998	Controller of Eastern Environmental Services, Inc.
1995-June 1997	Vice President - Finance of Envirite Corporation

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act requires Mace’s directors and executive officers, as well as persons beneficially owning more than 10% of Mace’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission and the NASDAQ Stock Market (the “NASDAQ”), within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of common stock and other equity securities of Mace.

Based upon Mace’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to Mace’s knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 2002 were made on a timely basis.

Compensation Committee Interlocks and Insider Participation

Throughout fiscal 2002, the Compensation Committee of the Company’s Board of Directors consisted of directors Louis D. Paolino, Jr., Richard B. Muir and Constantine N. Papadakis, Ph.D. Louis D. Paolino, Jr. is the Company’s Chairman, Chief Executive Officer, and President. No executive officer of Mace served as a director or compensation committee member of any entity of which Messrs. Paolino, Muir or Papadakis was an executive officer or director.

Compensation Committee Report on Executive Compensation

Throughout fiscal 2002, the Compensation Committee of the Company’s Board of Directors consisted of directors Louis D. Paolino, Jr., Richard B. Muir and Constantine N. Papadakis, Ph.D.

The following report of the Compensation Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement and addresses the Company’s executive compensation policies for the fiscal year ended December 31, 2002. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of any general statement in such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

General. The Company’s compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining, and motivating management employees of high caliber who possess the skills necessary to the development and growth of the Company.

The Company’s current compensation package consists of two major components: base compensation and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company’s executive officers is influenced significantly by the need (i) to attract management employees with a high level of expertise, and (ii) to motivate and retain key executives for the long-term success of the Company and its stockholders.

The fiscal year ended December 31, 2002, was a challenging year for the Company. In 2002, Mace focused its management efforts on maximizing operating profits in an economy which had suffered a downturn. Management efforts were also focused on developing the Company’s security electronics surveillance business. Additionally, the financing and re-financing of the Company’s long-term debt demanded significant time and attention. The Compensation Committee considered these numerous factors and the Company’s financial results in formulating its executive compensation policies and practices for fiscal 2002. The Committee also considered the Deloitte & Touche study of compensation levels dated November 28, 2000 for each executive position when determining compensation. After considering all factors, annual salary increases of $19,250, $14,000 and $7,000 were given to Mr. Kramer, Mr. Krzemien and Mr. Pirollo, respectively, in April of 2002.

Base Compensation. The Committee established annual base salary levels for its executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to maintain total cash compensation levels for executives, other than the Chief Executive Officer, below the median in the range of survey data, which included companies providing consumer services on a national basis. The Committee has used comparative data provided by Deloitte & Touche.

Stock Options. The Company grants stock options to its executive management under its employee stock option plans. Option grants are intended to offer significant returns if the Company is successful and, therefore, create significant incentives to devote the effort called for in order to implement the Company’s strategic plan. The Compensation Committee believes that executives’ interests are directly tied to enhanced stockholder value. Thus, stock options are used to provide the executive management team with a strong incentive to perform in a manner that should result in the long-term success of the Company.

Performance Bonuses and Stock Options. The Company maintains the option to supplement base compensation with awards of performance bonuses in the form of cash and stock options to reward efforts undertaken by its key executive officers which are extraordinary in nature.

Chief Executive Officer Compensation. Mr. Paolino, in his capacity as Chairman of the Board, Chief Executive Officer, and President, participates in the same compensation programs as the other executive officers. The Committee did not increase Mr. Paolino’s compensation from his contracted-for compensation. The Committee believes that Mr. Paolino’s compensation is competitive with the amount paid by companies in similar industries and competitive situations, as supported by a competitive compensation analysis conducted by Deloitte & Touche and the Compensation Committee’s review of Mr. Paolino’s salary in the context of (i) the Company’s performance and growth, and (ii) compensation packages of chief executive officers at comparable companies.

The Compensation Committee of the Board of Directors

Louis D. Paolino, Jr. Constantine N. Papadakis, Ph.D.

Performance Graph

The following line graph and table compare, for the five most recently concluded fiscal years, the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, on the Company’s common stock with the cumulative total return of companies on the NASDAQ Stock Market and an index comprised of certain companies in similar service industries (the “Selected Peer Group Index”).(1)

ASSUMES $100 INVESTED ON JAN. 1, 1998

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2002

(1)	The Selected Peer Group Index is comprised of securities of Lo-Jack Corporation and Precision Auto Care, Inc.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MACE SECURITY

INTERNATIONAL, INC., THE NASDAQ MARKET INDEX, AND SELECTED PEER GROUP

	December 31,
	1997	1998	1999	2000	2001	2002
Mace Security International, Inc.	100.00	192.86	471.43	103.54	98.29	119.43
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94
Selected Peer Group	100.00	72.47	40.95	44.46	32.12	29.12

The Performance Graph set forth above shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement in such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

Audit Committee Report

The Audit Committee of Mace’s Board of Directors is composed of three independent directors, as defined by NASDAQ rules, and operates under a written charter adopted by the Board of Directors, which is included as amended in this proxy statement as part of Appendix B.

Mace’s management is responsible for the Company’s internal controls and the financial reporting process. Grant Thornton LLP, Mace’s independent auditors, is responsible for performing an independent audit of Mace’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and review all related party transactions. In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP. Management has represented to the Audit Committee that Mace’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). Grant Thornton LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm’s independence.

Based on the Audit Committee’s discussion with management and Grant Thornton LLP, and the Audit Committee’s review of management’s representation and Grant Thornton LLP’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in Mace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Audit Committee of the Board of Directors

Mark S. Alsentzer, Chairman Burton Segal Constantine N. Papadakis, Ph.D.

Audit Fees and Related Matters

Audit Fees. Mace was billed $98,819 by Grant Thornton LLP for the audit of Mace’s annual financial statements for the fiscal year ended December 31, 2002, and for the review of the financial statements included in Mace’s Quarterly Reports on Forms 10-Q filed during 2002.

Financial Information Systems Design and Implementation Fees. Grant Thornton LLP did not render professional services to Mace relating to financial information systems design and implementation during 2002.

All Other Fees. Mace was billed $29,273 for non-audit services, principally tax and SEC compliance services, rendered by Grant Thornton LLP during 2002.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Mace’s independent auditors, Grant Thornton LLP.

THE PRINCIPAL STOCKHOLDERS OF MACE

Beneficial Ownership

The following beneficial ownership table sets forth information as of October 31, 2003, regarding beneficial ownership of shares of Mace common stock by the following persons:

•	each person who is known to Mace to own beneficially more than 5% of the outstanding shares of Mace common stock, based upon Mace’s records or the records of the Securities and Exchange Commission;

•	each director of Mace;

•	each Named Executive Officer; and

•	all directors and executive officers of Mace as a group.

Unless otherwise indicated, to Mace’s knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of Mace common stock. Shares of Mace common stock subject to options or warrants exercisable within 60 days of October 31, 2003, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Owned (1)

Louis D. Paolino, Jr. 1000 Crawford Place, Suite 400 Mt. Laurel, NJ 08054	2,762,474	(2)	21.1%

Excel Legacy Holdings, Inc. 16955 Via Del Campo San Diego, CA 92127	1,906,250	(3)	15.3

Mark S. Alsentzer	552,500	(4)	4.4

Jon E. Goodrich	430,524	(5)	3.5

Matthew J. Paolino	269,354	(6)	2.2

Robert M. Kramer	337,324	(7)	2.7

Gregory M. Krzemien	212,750	(8)	1.7

Ronald R. Pirollo	75,000	(9)	*

Constantine N. Papadakis, Ph.D.	47,500	(10)	*

All current directors and executive officers as a group (9 persons)	4,687,426	(11)	34.0

*	Less than 1% of the outstanding shares of Mace common stock.

(1)	Percentage calculation is based on 12,415,192 shares outstanding on October 31, 2003.
(2)	Includes (i) warrants to acquire 568,182 shares, and (ii) options to purchase 113,334 shares.
(3)	Includes (i) 1,750,000 shares and (ii) warrants to purchase 31,250 shares, all held by Millennia Car Wash LLC, a limited liability company wholly owned by Excel Legacy Holdings, Inc.
(4)	Includes (i) warrants to purchase 25,000 shares and (ii) options to purchase 27,500 shares.

(5)	Includes (i) options to purchase 5,000 shares and (ii) 7,750 shares held by Jon Goodrich’s wife. Jon Goodrich disclaims beneficial ownership of the shares owned by his wife.
(6)	Includes options to purchase 67,500 shares.
(7)	Includes (i) warrants to acquire 37,500 shares and (ii) options to purchase 230,000 shares.
(8)	Includes options to purchase 187,500 shares.
(9)	Includes options to purchase 70,000 shares.
(10)	Represents options to purchase 47,500 shares.
(11)	See Notes 2, 4, 5, 6, 7, 8, 9, 10 and 11 above.

ADDITIONAL INFORMATION

Certain Relationships and Related Party Transactions

Effective August 1, 2000, Mace entered into a five-year lease with Bluepointe, Inc., a corporation controlled by Louis D. Paolino, Jr., Mace’s Chairman, Chief Executive Officer and President, for Mace’s executive offices in Mt. Laurel, New Jersey. The lease terms were subject to a survey of local real estate market pricing and approval by the Company’s Audit Committee and provide for an initial monthly rental payment of $15,962, which increases by 5% per year in the third through fifth years of the lease. Mace believes that the terms of this lease (based on an annual rate of $19.00 per square foot ) are competitive when compared to similar facilities in the Mt. Laurel, New Jersey area. Mace has also entered into a three-year furniture lease/purchase agreement with Bluepointe, Inc., dated January 1, 2001, which provided for an initial payment of $20,000 and monthly rental payments thereafter of $4,513, for the use of the furnishings in Mace’s executive offices. The rental rates were based upon a third-party valuation of the furnishings, and Mace believes that the terms of the furniture lease are competitive with similar leasing arrangements available in the local area. These arrangements were approved by the Audit Committee.

The Company purchased charter airline services from Air Eastern, Inc., and LP Learjets, LLC, charter airline companies owned by Louis D. Paolino, Jr., the Company’s Chairman, Chief Executive Officer and President. The Company incurred approximately $5,000 in 2003 and $29,000 in 2002 for such services. On November 6, 2001, the Audit Committee approved an arrangement subject to quarterly review under which the Company prepaid LP Learjets, LLC $5,109 per month for the right to use a Learjet 31A for 100 hours per year. Additionally, when the Learjet 31A is used, the Company pays to third parties unaffiliated with Louis D. Paolino, Jr., the direct costs of the Learjet’s per-hour use, which include fuel, pilot fees, engine insurance and landing fees. As of July 2002, the Company is no longer prepaying LP Learjets, LLC for the future right to use the Learjet 31A.

In February 2000, the Company entered into a Management Agreement with Mark Sport, Inc. (“Mark Sport”), a Vermont corporation controlled by Jon E. Goodrich, a director of the Company. The Management Agreement entitled Mark Sport to operate the Company’s Security Products Segment and receive all profits or losses for a seven-month term beginning January 1, 2000 in exchange for certain payments to the Company. The Management Agreement was extended several times through amendments. A February 21, 2002 amendment extended the term of the Management Agreement through April 30, 2002, and reconciled the amount owed by Mark Sport to the Company under the Management Agreement from February 2000 through December 31, 2001. Mark Sport and the Company agreed in the amendment that Mark Sport, as of December 31, 2001, owed the Company $127,000, resulting in a resolution of certain disputes and a reduction of the amounts owed by Mark Sport of approximately $92,000. The Management Agreement expired on April 30, 2002 and was further amended on July 22, 2002 to reconcile the amount owed by Mark Sport to Mace under the Management Agreement for the period January 1, 2002 through April 30, 2002. Mark Sport and Mace agreed in their final amendment that Mark Sport owed the Company $100,000 for this period, resulting in a resolution of certain disputes and a reduction of the amounts recorded by the Company as owed by Mark Sport of approximately $39,000. At September 30, 2003, Mark Sport owed the Company $127,000. These agreements were approved by the Audit Committee.

The Company’s Consumer Products Division leases manufacturing and office space under a five-year lease with Vermont Mill, Inc. (“Vermont Mill”), which provides for monthly lease payments of $9,167 through November 2004. Vermont Mill is controlled by Jon E. Goodrich, a director of the Company. The Company believes that the lease rate is lower than lease rates charged for similar properties in the Bennington, Vermont area. On July 22, 2002, the lease was further amended and approved by the Audit Committee to provide Mace the option and right to cancel the lease with proper notice and a payment equal to six months of the then current rent for the leased space occupied by Mace.

Vermont Mill borrowed a total of $228,671 from the Company through December 31, 2001. On February 22, 2002, Vermont Mill executed a three-year promissory note with monthly installments of $7,061 including interest at a rate of 7%. The Company’s Lease Agreement with Vermont Mill was approved by the Audit Committee and provides for a right of offset of lease payments against this promissory note in the event monthly payments are not made by Vermont Mill. At September 30, 2003, the balance owed on this promissory note was $121,000.

From January 1, 2003 through September 30, 2003, the Company’s Electronic Surveillance Products Division sold approximately $60,000 of electronic security equipment to DSS, Inc. Louis Paolino, III, the son of the Company’s CEO, Louis D. Paolino, Jr., is a one-third owner of DSS, Inc. The pricing extended to DSS, Inc. is no more favorable than the pricing given to third-party customers who purchase in similar volume. Additionally, DSS, Inc. was hired by the Company to install security cameras in several of the Company’s car washes at an installation fee of $6,800. At September 30, 2003, DSS, Inc. owed the Company approximately $50,000.

Deadline For Stockholder Proposals

June 15, 2004, is the deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in Mace’s Proxy Statement for Mace’s 2004 Annual Meeting of Stockholders. If Proposal 4 is adopted with respect to the stockholder meeting notice provisions a notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely after July 16, 2004. If a stockholder gives notice of a proposal after this deadline, the proxies will be allowed to use their discretionary authority to vote against such matter when and if raised at the 2004 meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the 2004 Annual Meeting is given, to be timely, a stockholder notice must be delivered not later than the 10th day following the earlier of the day on which the notice of the annual meeting date was mailed or the day on which the public disclosure was made.

Mace’s Annual Report

A copy of Mace’s 2002 Annual Report to Stockholders (including its Annual Report on Form 10-K, with financial statements and schedules, but excluding exhibits) accompanies this Proxy Statement, but it is not to be regarded as proxy solicitation material. Upon request and with the payment of a reasonable fee, Mace will furnish to record and beneficial holders of its common stock copies of exhibits to the Form 10-K. Direct all requests for copies of the above materials to Gregory M. Krzemien, Chief Financial Officer, at the offices of Mace set forth on page 1 of this proxy statement.

By Order of the Board of Directors,

Mt. Laurel, New Jersey November 20, 2003	Robert M. Kramer Secretary

Appendix A

SECOND RESTATED

CERTIFICATE OF INCORPORATION

OF

MACE SECURITY INTERNATIONAL, INC.

Mace Security International, Inc., a Delaware corporation (the “Corporation”or “Company”) does hereby amend and restate its Certificate of Incorporation, pursuant to the provisions of Section 242 and Section 245 of the Delaware General Corporation Law as set forth below:

1. The name of the Corporation is “Mace Security International, Inc.”. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 16, 1993.

2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 28, 1999 and two separate amendments to the Amended and Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on February 12, 2001 and December 17, 2002.

3. The amendments being made by this Second Restated Certificate of Incorporation are: (i) changing the first sentence of Article Fourth to decrease the authorized shares of Common Stock from 100,000,000 to 35,000,000 and decrease the number of authorized shares of Preferred Stock from 10,000,000 to 5,000,000; (ii) the addition of Article Seventh to (a) adopt a staggered Board of Directors, divided into three classes and serving three-year terms with only one class of directors to be elected at each annual meeting of the stockholders, (b) provide for the filling of any vacancies or new positions on the Board of Directors by a majority of the remaining directors, (c) provide procedures that stockholders must follow in order to nominate directors, and (d) provide that the amendment, repeal or adoption of any provision inconsistent with the new Article Seventh may only occur on the affirmative vote of at least two-thirds (2/3) of the outstanding shares of the Common Stock; and (iii) the addition of Article Eighth to specify the notice requirement that stockholders must satisfy in order to present a proposal for consideration at an annual meeting of stockholders.

4. The text of the Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

FIRST: The name of the Corporation is Mace Security International, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company, in the County of New Castle.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of capital stock that the Company shall have authority to issue is Thirty Five Million (35,000,000) shares of Common Stock, par value $.01 per share (the “Common Stock”) and 5,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). The terms and conditions of the Common Stock and the Preferred Stock shall be as follows:

(a) Common Stock.

(1) All outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

(2) When and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash or in shares of Common Stock, all holders of stock shall be entitled to share equally in such dividends and distributions.

(3) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Common Stock shall be entitled to share equally in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

(4) The holders of outstanding shares of Common Stock shall have the right to vote on (or, as provided by law, take action by consent with respect to) the election and removal of the directors of the Corporation and on, and with respect to, all other matters to be voted on or consented to by the stockholders of the Corporation, and each holder shall be entitled to one vote for each share of Common Stock held. Except as otherwise provided by law or by the terms of a class or series of the Preferred Stock fixed by a resolution or resolutions of the Board of Directors adopted pursuant to paragraph (b) below, the holders of shares of Preferred Stock shall not have any right to vote on, or consent with respect to, any matters to be voted on or consented to by the stockholders of the Corporation and the shares of Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

(b) Preferred Stock. Shares of Preferred Stock of the Company may be issued from time to time in one or more classes or series, each of which shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such other relative rights, powers and preferences, including, without limitation, rights to dividends, conversion rights, if any, redemption price and liquidation preference, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. Except as expressly provided in such resolution or resolutions or as required by law, the holders of Preferred Stock shall have no rights as stockholders of the Corporation.

FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

SIXTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102 (b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

SEVENTH:

(a) Classified Board. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. The directors of the Company shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the December 19, 2003 Annual Meeting and designated as members of such Class. At each annual meeting after the December 19, 2003 Annual Meeting, directors who are re-elected or directors elected to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth herein, and such directors so elected shall not be divided into classes pursuant to this Article Seventh, unless expressly provided by such resolution.

(b) Vacancies. Newly created directorships resulting from any increase in the number of directors by the Board of Directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, the filling of vacancies of directorships elected by the holders of Preferred Stock shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors issuing the Preferred Stock pursuant to Article Fourth here.

(c) Nominations of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Seventh. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person,

(ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of the stockholder and (ii) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article Seventh. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article Seventh, Paragraph c, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

(d) Amendment or Repeal. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock of the Company shall be required to amend or repeal this Article Seventh of this Second Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

EIGHTH: At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article Eighth. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days’ prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,

(c) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article Eighth. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article Eighth, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

5. The stockholders of the Company, at an annual meeting of stockholders called and held upon notice properly given in accordance with Section 222 of the Delaware General Corporation Law, have adopted and approved this Second Restated Certificate of Incorporation in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

6. This Second Restated Certificate of Incorporation has been duly adopted and approved in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation this                  day of December 2003.

MACE SECURITY INTERNATIONAL, INC.

By:

Appendix B

MACE SECURITY INTERNATIONAL, INC.

AMENDED AUDIT COMMITTEE CHARTER DATED AUGUST 11, 2003

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Mace Security International, Inc. (the “Company”), in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls and the quality and integrity of the Company’s independent auditors. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, the other members of the Board, the independent auditors and the management of the Company.

In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company‘s financial position and results of operations in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the independent auditors.

II.	Membership

The Committee shall be composed of three or more members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be “financially literate” as determined by the Board in its business judgement and shall satisfy the “independence” requirements of the NASDAQ National Market. At least one member of the Committee shall have “accounting or related financial management expertise,” as determined by the Board in its business judgement.

III.	Committee Organization and Procedures

A.	The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

B.	The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

C.	The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the independent auditors, and other financial personnel employed or retained by the Company. The Committee may meet with the independent auditors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

D.	The Committee may, at its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain outside legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

IV.	Key Functions

The Committee and the Board recognize that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that financial management, including the internal accounting staff, as well as the independent auditors, has more time and knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certificate as to the independent auditors’ work. It is not the duty of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

A.	Oversight Responsibilities

(i) The independent auditors shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the auditors and, if necessary, recommend that the Board replace the independent auditors. As appropriate, the Committee shall recommend to the Board the nomination of the independent auditors for stockholder approval at any meeting of stockholders.

(ii) The Committee and the corporate chief financial officer shall approve the fees to be paid to the independent auditors and any other terms of the engagement of the independent auditors. The Chair (or in his or her absence, a member designated by the Chair) may represent the entire Committee for purposes of this discussion.

(iii) The Committee shall receive from the independent auditors, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Committee, may affect the objectivity and independence of the independent auditors. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent auditors’ independence.

B.	Annual Audit

(i) The Committee shall meet with the independent auditors, chief financial officer and other management personnel in connection with each annual audit to discuss the scope of the audit and the procedures to be followed. The Chair (or in his or her absence, a member designated by the Chair) may represent the entire Committee for purposes of this discussion.

(ii) The Committee shall review1 and discuss the audited financial statements with the management of the Company.

(iii) The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others: (1) the methods used to account for any significant unusual transaction reflected in the audited financial statements; (2) the effect of significant accounting policies in any controversial or emergent areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditors; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, or the disclosures in the financial statements.

(iv) The Committee shall, based on the review and discussion in paragraph B(iii) above, and based on the disclosures received from the independent auditors regarding its independence and discussions with the auditors regarding such independence, conclude whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

C.	Quarterly Review

(i) The independent auditors are required to review the interim financial statements to be included in Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee, in its discretion, may discuss with management and the independent auditors in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgements, accounting estimates, significant new accounting policies and disagreements with management. The Chair (or in his or her absence, a member designated by the Chair) may represent the entire Committee for purposes of this discussion.

(ii) The Committee shall review the Company’s quarterly and annual financial statements with the Company’s Chief Financial Officer before they are released publicly. The review of annual financial statements shall be conducted prior to publication.

D.	Internal Controls

(i) The Committee shall discuss with the independent auditors, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

(ii) The Committee shall discuss with the independent auditors and with management any letter of recommendation provided by the independent auditors and any other significant matters brought to the attention of the Committee by the independent auditors as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditors.

[1]	Auditing Literature, particularly, Statement on Auditing Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Amended Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of the SEC Release No. 34-42266, any use in this Amended Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing review of interim financial statements.

E.	Other Responsibilities

(i) The Committee shall review and reassess the Committee’s Charter at least annually and submit any recommended changes to the Board for its consideration.

(ii) The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

(iii) The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

(iv) The Committee may institute investigations of suspected improprieties on any material matter selected by the Committee and is authorized to engage on behalf of the Company special counsel, independent auditors or outside experts when necessary.

(v) The Committee shall annually disclose amounts received by Audit Committee members from the Company and its affiliates and any other transactions with the Company or its affiliates to which they are a party, other than amounts received for service as a Director or Board Committee member. Such disclosure shall be noted in the minutes of the appropriate Committee meeting.

(vi) The Committee shall annually review all existing related party transactions or other conflicts of interest that exist between employees/directors and the Company. The Committee shall review all proposed related party transactions. The Company shall not enter into any related party transactions unless first approved of by the Committee. The Committee may also make recommendations to the full Board of Directors on actions to be taken that relate to any proposed or existing related party transactions.

F.	Minutes

Minutes of each meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary to the Committee, who is also a member of the Company’s internal legal staff, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company, or any other person designated by the Committee.

September 26, 2003

MACE SECURITY INTERNATIONAL, INC.

ETHICS and CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Ethics and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Mace Security International, Inc. (the “Company”) shall be to (A) monitor, oversee and review compliance by the Company’s directors, officers and team members with (i) the Company’s Code of Ethics and Business Conduct, (ii) the Company’s Policy on Trading Company Securities, (iii) the Company’s Corporate Disclosure Policy, (iv) the Company’s Corporate Governance Guidelines and (v) such other applicable policies of the Company as the Committee or the Board deems necessary or desirable, and (B) to recommend to the Board changes, alterations and modifications to the Corporate Governance Guidelines and Code of Ethics and Business Conduct applicable to the Company. When exercising its powers, the Committee shall consider the Company’s mission, vision and values as integral elements in its decision making process. Acting in accordance with the highest standards of professional and ethical conduct are high priorities of the Company’s directors, officers and team members.

Committee Membership

The Committee shall consist of no fewer than three directors of the Company. Each member of the Committee shall meet the standards for independence required by the listing standards of the NASDAQ National Market. A majority of the members of the Committee shall constitute a quorum.

Meetings

Meetings of the Committee shall be held at least annually and at such additional times as the Committee Chairman or the Board may require. The Committee shall make reports to the Board when the Committee deems it appropriate or upon request of the Board.

Committee Authority and Responsibility

The scope of authority and responsibilities of the Committee are as follows:

1.	Making recommendations to the Board with respect to changes, alterations and modifications of (i) the Company’s Code of Ethics and Business Conduct, (ii) The Company’s Policy on Trading Company Securities, (iii) the Company’s Corporate Disclosure Policy, (iv) the Company’s Corporate Governance Guidelines, and (v) such other policies of the Company, as the Committee or the Board deems necessary or desirable.

2.	Monitoring and reviewing compliance with (i) the Company’s Code of Ethics and Business Conduct (ii) the Company’s Policy Trading Company Securities, (iii) the Company’s Corporate Disclosure Policy, (iv) the Company’s Corporate Governance Guidelines and (v) such other policies of the Company as the Committee or Board deems necessary or desirable. Monitoring of compliance with the provisions of the Company’s Code of Ethics and Business Conduct by the Chief Executive Officer and Senior Financial Officers to the extent the issue relates to accounting and disclosures and regulations of the SEC and the NASDAQ National Market. To the extent such misrepresentation or omission relates to financial statements or related financial information it will be referred to the Audit Committee for action.

3.	Serving as the initial reviewing council for allegations of violations of the Code of Ethics and Business Conduct and violations of the policies identified above, as well as allegations of wrongdoing concerning directors or the Chief Executive Officer; making recommendations to the Board as to whether an internal investigation, outside investigation or some other action should be initiated by the Company and whether the Company should report any information to appropriate federal and/or state regulatory bodies. Allegations of wrongdoing or failure to comply with the Company’s Code of Ethics and Business Conduct by the Chief Executive Officer or Senior Financial Officer, to the extent the issue relates to accounting and disclosures and regulations of the SEC, and the NASDAQ Stock Market to the extent such misrepresentation or omission relates to financial statements or related financial information, will be referred to the Audit Committee for action.

4.	Making recommendations to the Board about responses to communications with regulatory authorities and agencies arising out of inquiries and investigations relating to (i) the Company’s Code of Ethics and Business Conduct (ii) the Company’s Policy on Trading Company Securities (iii) the Company’s Corporate Disclosure Policy, (iv) the Company’s Corporate Governance Guidelines (v) such other policies of the Company, and (vi) applicable state and federal laws, to the extent the Committee deems necessary or appropriate. Issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public shall be referred to the Audit Committee for action.

5.	Making recommendations to the Board and to management with respect to the interpretation and enforcement of (i) the Company’s Code of Ethics and Business Conduct (ii) the Company’s Policy on Trading Company Securities, (iii) the Company’s Corporate Disclosure Policy, (iv) the Company’s Corporate Governance Guidelines and (v) such other policies of the Company, as the Committee deems necessary or appropriate.

6.	The Committee shall annually review its own performance.

7.	Taking such other action as authorized by the Board.

Access, Authority and Reliance

1.	In carrying out its responsibilities, the Committee shall have access to all the Company’s books, records, directors, officers and team members.

2.	The Committee shall have the authority to consult with the Company’s counsel. It shall also have the authority to employ any other counsel of its selection, at the Company’s expense, should the Committee deem it desirable and appropriate to do so.

3.	The Committee, and each member of the Committee in his or her capacities as such shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Confidentiality

In order to facilitate the full development and examination of issues brought before the Committee and to encourage directors, officers and team members to fully and frankly communicate with the Committee, all proceedings and records of the Committee shall be strictly confidential, except to the extent required by law or regulation or by a court of law.

Minutes

Minutes of each meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary to the Committee, who is also a member of the Company’s internal legal staff, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company or any other person designated by the Committee.

September 26, 2003

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors, (the “Board”) of Mace Security International, Inc. (the “Company”) to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors, Chief Executive Officer (the “CEO”) and other senior executive officers, and (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Committee has overall responsibility for evaluating the compensation of the directors, the CEO and the compensation plans, policies and programs of the Company.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall meet the required standards relating to independence issued by the NASDAQ Stock Market and all other applicable legal requirements. The Committee shall report to the Board when the Committee deems it appropriate or upon request of the Board. A majority of the members of the Committee shall constitute a quorum.

The members of the Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.	The Committee shall at least annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, the awards given to the CEO in past years, and other factors it deems appropriate.

2.	The Committee shall at least annually make recommendations to the Board with respect to (i) the compensation of the Chief Operations Officer, the Chief Financial Officer, and the compensation of those employees which the Committee, in its judgment, deems to be senior executive officers (excluding the CEO whose compensation is covered in paragraph 1 above), and (ii) incentive-compensation plans and equity-based plans.

3.	The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or CEO compensation and shall have sole authority to approve the consultant’s fees and other retention terms, all at the Company’s expense.

4.	The Committee shall annually review and determine the compensation of all directors.

5.	The Committee shall annually review and approve, for the CEO, the Chief Operations Officer and the Chief Financial Officer of the Company (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) the terms of any employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

6.	The Committee may form and delegate authority to subcommittees when appropriate.

7.	The Committee shall make reports to the Board when the Committee deems it appropriate or upon request of the Board.

8.	The Committee shall annually evaluate its own performance.

9.	The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such members believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

10.	Minutes of each Committee meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary to the Committee, who is also a member of the Company’s internal legal staff,or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company or any other person designated by the Committee.

NOMINATING COMMITTEE CHARTER

Purpose	September 26, 2003

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Mace Security International, Inc. (the “Company”) (1) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of stockholders; (2) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (3) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall meet the standards required by the NASDAQ Stock Market relating to independence and all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Committee Authority and Responsibilities

1.	The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, including, but not limited to age, skills, experience, time availability (including the number of other boards he or she sits on in the context of the needs of the Board and the Company) and such other criteria as the Committee shall determine to be relevant at the time. The Committee shall have the power to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply the standards for independence imposed by the Company’s listing agreement with the NASDAQ and all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

2.	When vacancies occur or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board.

3.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

4.	The Committee shall recommend to the entire Board, at least annually, a process for evaluating the performance of the Board.

5.	The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

6.	The Committee shall recommend to the Board the nominees for appointment to committees of the Board on at least an annual basis.

7.	The Committee may form and delegate authority to subcommittees or members when appropriate.

8.	The Committee shall make reports to the Board when the Committee deems it appropriate or upon request of the Board.

9.	The Committee shall annually review its own performance.

10.	The Committee, and each member of the Committee in his or her capacities as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

11.	Minutes of each meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary of the Company, who is also a member of the Company’s internal legal staff, or any other person designated by the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF

MACE SECURITY INTERNATIONAL, INC.

December 19, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.	Election of five Directors to the Board of Directors for (a) one-year terms, if proposal 1 is not approved or (b) staggered terms of one, two and three years for Class I, Class II and Class III directors, if proposal 1 is approved.:			1.	Approval and adoption of an amendment to Mace Security International, Inc’s (“Mace”) Amended and Restated Certificate of Incorporation to implement a staggered board of directors, divided into three classes. If this proposal is approved the directors elected at the 2003 Annual Meeting will be divided into three Classes with Class I being elected for one year, Class II being elected for two years and Class III being elected for three years. At elections after the 2003 Annual Meeting, each Class when standing for election would be elected for a three-year term.	FOR AGAINST ABSTAIN ☐ ☐ ☐
NOMINEES:
	☐ FOR ALL NOMINEES	☐ Mark S. Alsentzer
☐ Matthew J. Paolino
	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Burton Segal ☐ Constantine N. Papadakis, Ph.D
☐ Louis D. Paolino, Jr.
☐ FOR ALL EXCEPT (See instructions below)

				3.	Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to decrease the authorized shares of Common Stock from 100,000,000 to 35,000,000 and decrease the number of authorized shares of Preferred Stock from 10,000,000 to 5,000,000.	☐ ☐ ☐

	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			4.	Approval and adoption of an amendment to Mace’s Amended and Restated Certificate of Incorporation to provide for a notice requirement that stockholders must satisfy in order to present a proposal for consideration at an annual meeting of stockholders.	☐ ☐ ☐

				5.	Ratification of the Board’s appointment of Grant Thornton LLP as Mace’s independent auditors for fiscal year 2003.	☐ ☐ ☐

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder Date: Signature of Stockholder Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MACE SECURITY INTERNATIONAL, INC.

1000 CRAWFORD PLACE, SUITE 400

MT. LAUREL, NEW JERSEY 08054

PROXY-ANNUAL MEETING OF STOCKHOLDERS-DECEMBER 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory M. Krzemien and Ronald R. Pirollo severally as proxies, each with the power to appoint his substitute, and hereby authorizes either or both of them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Mace Security International, Inc. (“Mace”) held of record by the undersigned on November 12, 2003, at the Annual Meeting of Stockholders to be held on December 19, 2003, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 2; IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES’ JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)